SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ] Soliciting Material Pursuant to [ ] ss.240.14a-11(c) or [ ] ss.240.14a-12

                              Sonoma Valley Bancorp
                (Name of Registrant as Specified In Its Charter)

               ---------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                              SONOMA VALLEY BANCORP
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 2003


                    ABOUT THE MEETING AND VOTING YOUR SHARES

What is the purpose of the Annual Meeting?

The purpose of the annual meeting is to allow you to vote on the matters outlined in the accompanying Notice of Annual Meeting of Shareholders, including the election of the directors.

Who is entitled to vote?

1) Only shareholders of record at the close of business on the record date are entitled to vote at the annual meeting, or any postponements or adjournments of the meeting.

2) Shareholders who hold their shares under their broker - as non-certificated shares or in "street name", are not shareholders of record. Their votes are cast by their broker pursuant to their instructions, and as provided under the rules of the New York Stock Exchange governing broker votes.

How do I vote?

Sign and date each proxy card you receive and return it in the postage-prepaid envelope enclosed with your proxy materials. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card(s) in person.

If your shares are held by your broker or bank, (in "street name") you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not instruct your broker or bank how to vote, your broker or bank will vote your shares if it has discretionary power to vote on a particular matter. Brokers generally have discretion to vote on the election of directors, unless instructed otherwise by the beneficial owner, or unless there is a proxy contest. If you wish to vote your shares at the meeting you must contact your broker for a power of attorney.

Can I change my vote after I return my proxy card?

Yes. If your shares are held by your broker or bank (in "street name") you will need to notify your broker prior to the meeting. If you are a shareholder of record, you have the right to revoke your proxy at any time before the meeting by notifying the Company's Secretary at the following address:

         Sonoma Valley Bancorp
         202 W. Napa Street
         Sonoma, CA  95476

What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares.

What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). If your shares are held by your broker or bank in "street name," you must contact the broker or bank who holds your shares.

What happens if I abstain?

Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes. For proposals requiring an affirmative vote of a majority of the shares present, an abstention is equivalent to a "no" vote.